                                                                    EXHIBIT 99.1





                  1995 Stock Option Plan for Outside Directors

                  1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS


         Pioneer-Standard Electronics, Inc., hereinafter called the "Company," hereby adopts a stock option plan for eligible directors of the Company pursuant to the following terms and provisions:

         1. PURPOSE OF THE PLAN. The purpose of this plan, hereinafter called the "Plan," is to provide additional incentive to those directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates by encouraging them to acquire a new or an additional share ownership in the Company, thus increasing their proprietary interest in the Company's business and providing them with an increased personal interest in the Company's continued success and progress. These objectives will be promoted through the grant of options to acquire the Company's Common Shares, without par value (the "Common Shares"), pursuant to the terms of the Plan. Only those directors who meet the qualifications stated above are eligible for and shall receive options under this Plan.

         2. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective upon adoption by the Board of Directors on April 25, 1995, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company. In the event the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and the options granted hereunder shall be null and void.

         3. SHARES SUBJECT TO THE PLAN. The shares to be issued upon the exercise of the options granted under the Plan shall be Common Shares of the Company. Either treasury or authorized and unissued Common Shares, or both, as the Board of Directors shall from time to time determine, may be so issued. Common Shares which are subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan. If an option granted under this Plan is exercised pursuant to the terms and conditions of subsection 5(b), any Common Shares which are the subject thereof shall not thereafter be available for reoffering under the Plan.

         Subject to the provisions of the next succeeding paragraph of this
Section 3, the aggregate number of Common Shares for which options may be granted under the Plan shall be fifty thousand (50,000) Common Shares.

         In the event the date of adoption of the Plan by the Board of Directors the Common Shares should, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, then (i) there shall automatically be substituted for each Common Share subject to an unexercised option (in whole or in part) granted under the Plan and each Common Share made available for grant to each eligible Director pursuant to Section 4 hereof, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged, (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Board shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of option rights. Any such adjustment may provide for the elimination of fractional shares.

         4. GRANT OF OPTIONS. Subject to the terms of the Plan, and effective upon its adoption by the Board of Directors, options shall be granted to each eligible director for the purchase of a maximum of five thousand (5,000)

Common Shares by each such director at an option price per share equal to the fair market value of a Common Share of the Company on the date said options are granted. Thereafter, options for the purchase of five thousand (5,000) Common Shares shall be granted to each newly elected eligible director immediately upon his or her election to the Board of Directors. Each such option granted shall be exercisable for a period of ten (10) years from the date of grant.
One thousand (1,000) Common Shares shall be exercisable during the first year of said period. Thereafter, during each succeeding year each such option may be exercised for up to a maximum of twenty percent (20%) of the total number of shares subject to the option, which annual rights of exercise shall be cumulative.

         5.      OPTION PROVISIONS.

                 (a) Limitation on Exercise and Transfer of Options. Only the director to whom the option is granted may exercise the same except where a guardian or other legal representative has been duly appointed for such director and except as otherwise provided in the case of such director's death. No option granted hereunder shall be transferable otherwise than by the Last Will and Testament of the director to whom it is granted or, if the director dies intestate, by the applicable laws of descent and distribution. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

                 (b) Exercise of Option. Each option granted hereunder may be exercised in whole or in part (to the maximum extent then exercisable) from time to time during the option period, but this right of exercise shall be limited to whole shares. Options shall be exercised by the optionee giving written notice to the Secretary or the Vice President, Treasurer and Assistant Secretary of the Company at its principal business office, by certified mail, return receipt requested, of intention to exercise the same and the number of Common Shares with respect to which the Option is being exercised (the "Notice of Exercise of Option") accompanied by full payment of the purchase price in cash or in whole or in part in Common Shares having a fair market value on the date before the option is exercised equal to that portion of the purchase price for which payment in cash is not made. Such Notice of Exercise of Option shall be deemed delivered upon deposit into the mails.

                 (c) Termination of Directorship. If the optionee ceases to be a director of the Company, his or her option shall terminate on the effective date of termination of his or her directorship and neither he or she nor any other person shall have any right after such date to exercise all or any part of such option. If, however, the termination of the directorship is due to death, then the option may be exercised within twelve (12) months after the optionee's death by the optionee's estate or by the person designated in the optionee's Last Will and Testament or to whom transferred by the applicable laws of descent and distribution. Notwithstanding the foregoing, in no event shall any option be exercisable after the expiration of the option period and not to any greater extent than the optionee would have been entitled to exercise the option at the time of death.

                 (d) Acceleration of Exercise of Options in Certain Events. Notwithstanding anything in the foregoing to the contrary, in the event of a "change in control" the eligible director shall have the immediate right and option (notwithstanding the provisions of paragraph 4 hereof) to exercise the option with respect to all Common Shares covered by the option, which exercise, if made, shall be irrevocable. The term "change in control" shall include, but not be limited to: (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's common shares of any class or any securities convertible into such common shares; (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Company's shares of capital stock calculated as provided in paragraph (d) of said Rule 13d-3, other than a person who was the beneficial owner of such percentage of the Company's capital stock on the date of adoption of the Plan by the Board of Directors; (iii) the date of approval by shareholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of shares of all classes of the Company's capital stock immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by shareholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company.

                 (e) Option Agreements. Options granted under the Plan shall be subject to the further terms and provisions of an Option Agreement, a copy of which is attached hereto as Exhibit 1, the execution of which by each optionee shall be a condition to the receipt of an option.

         6. INVESTMENT REPRESENTATION, APPROVALS AND LISTING. The options to be granted hereunder shall be further conditioned upon receipt of the following investment representation from the optionee:

                 "I further agree that any Common Shares of Pioneer-Standard Electronics, Inc., which I may acquire by virtue of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the said Common Shares subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event there is presented to Pioneer-Standard Electronics, Inc. an opinion of counsel satisfactory to Pioneer-Standard Electronics, Inc., Inc. to the effect that the offer or sale of the Common Shares subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended."

         The Company shall not be required to issue any certificate or certificates for Common Shares upon the exercise of an option granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Common Shares to listing on any national securities exchange on which the Common Shares may be listed, (iii) the completion of any registration or other qualification of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable or the determination by the Company, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Company, in its sole discretion, shall determine to be adequate.

         7. GENERAL PROVISIONS. For all purposes of this Plan the fair market value of a Common Share shall be determined as follows: so long as the Common Shares of the Company are listed upon an established stock exchange or exchanges or on the Nasdaq National Market System such fair market value shall be determined to be the highest closing price of such Common Shares on such stock exchange or exchanges or on such market system on the day the option is granted

(or the day before the Common Shares are tendered as payment, in the case of determining fair market value for that purpose) or if no sale of such Common Shares shall have been made on any stock exchange on that day, then on the next preceding day on which there was a sale of such Common Shares; and during any period of time as such Common Shares are not listed upon an established stock exchange or the Nasdaq National Market System the fair market value per share shall be the last sales price of such Common Shares in the over-the-counter market on the day the option is granted (or the day before the shares are tendered as payment, in the case of determining fair market value for that purpose), as reported by the National Association of Securities Dealers, Inc.

         The liability of the Company under the Plan and any distribution of Common Shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any Federal, state, or local tax authority and/or any securities regulatory authority.

         The Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         With respect to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor to such Rule, (i) the Plan is intended to comply with all applicable conditions of Rule 16b-3; (ii) all transactions are subject to the conditions and requirements of Rule 16b-3, regardless of whether the conditions are expressly set forth in the Plan; and (iii) any provision of the Plan or actions by plan administrators that is contrary to any condition or requirement of Rule 16b-3 shall not apply to any Director participating in the Plan.

         Nothing in the Plan or in any option agreement shall confer upon any optionee any right to continue as a director of the Company, or to be entitled to any remuneration or benefits not set forth in the Plan or such option.

         Nothing contained in the Plan or in any option agreement shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of an option until such time as Common Shares are actually issued to such optionee pursuant to the exercise of an option.

         The Plan may be assumed by the successors and assigns of the Company.

         The cash proceeds received by the Company from the issuance of Common Shares pursuant to the Plan will be used for general corporate purposes or in such other manner as the Board of Directors deems appropriate.

         The expense of administering the Plan shall be borne by the Company.

         The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

         8. TERMINATION OF THE PLAN. The Plan shall terminate ten years from the date of its adoption by the Board of Directors of the Company and thereafter no options shall be granted hereunder. All options outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with and subject to their terms and the terms and conditions of the Plan.

         9. TAXES. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the Options or the exercise thereof, and the transfer of Common Shares pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether federal, state, or local and whether domestic or foreign.

         10. VENUE. The venue of any claim brought hereunder by an eligible Director shall be Cleveland, Ohio.

         11. CHANGES IN GOVERNING RULES AND REGULATIONS. All references herein to the Internal Revenue Code of 1986, as amended, or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

         IN WITNESS WHEREOF, PIONEER-STANDARD ELECTRONICS, INC., by its appropriate officers duly authorized, has executed this instrument this 25th day of April, 1995.

                                       PIONEER-STANDARD ELECTRONICS, INC.


                                       By:  /s/ James L. Bayman
                                          -----------------------------------
                                          Its: President and Chief Executive
                                          Officer